SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 20, 2009 (January 16, 2009)

T3 Motion, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-150888	20-4987549
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
2990 Airway Avenue, Suite A
Costa Mesa, California 92626
(Address of Principal Executive Offices)
(714) 619-3600
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or its management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors relating to the Registrant’s industry, its operations, and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
Item 5.03(a) Amendment to Bylaws.
     On January 16, 2009, the Board of Directors of T3 Motion, Inc. amended Section 3.02 of its Bylaws to increase the number of authorized directors from 3 persons to 5 persons.
Item 5.02(d) Election of Directors.
Mary S. Schott
     On January 16, 2009, Mary S. Schott accepted a written offer from T3 Motion, Inc. (the “Registrant”) to become a new member of the Registrant’s Board of Directors. The Board appointed Ms. Schott as a new director, subject to Ms. Schott’s acceptance of the appointment, on January 16, 2009. Ms. Schott was also named to the audit and compensation committees of the Board.
     In consideration for her service on the Board, Ms. Schott will receive compensation of $20,000. In addition, Ms. Schott will receive options to purchase 50,000 shares (“Stock Options”) of the Registrant’s common stock, $0.001 par value, at an exercise price of $1.40 per share, which options shall vest 100% on the first anniversary of Ms. Schott’s acceptance of her appointment to the Board. The Stock Options shall expire upon the earlier of (i) 5 years from the date of Ms. Schott’s acceptance of her appointment to the Board, (ii) 1 year following the termination of Ms. Schott’s services to the Registrant as a director, or (iii) upon a change in control of the Registrant.
     There are no family relationships among the directors or executive officers.
     There are no transactions, since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Ms. Schott had or will have a direct or indirect material interest.

     Other than the director agreement described above and ancillary arrangements mentioned thereunder, there is no material plan, contract, or arrangement (whether or not written) to which Ms. Schott is a party or in which she participates that is entered into or material amendment in connection with the appointment of Ms. Schott to the Board or any grant or award to Ms. Schott or modification thereto, under any such plan, contract, or arrangement in connection with any such event.
Kelly Anderson
     On January 16, 2009, Kelly Anderson accepted an offer from the Registrant’s Board of Directors to become a new member of the Registrant’s Board of Directors. Ms. Anderson also serves as the Registrant’s Chief Financial Officer. The Board appointed Ms. Anderson as a new director, subject to Ms. Anderson’s acceptance of the appointment, on January 16, 2009.
     There are no family relationships among the directors or executive officers.
     Other than her employment relationship with the Registrant, there are no transactions, since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Ms. Anderson had or will have a direct or indirect material interest.
     There is no material plan, contract, or arrangement (whether or not written) to which Ms. Anderson is a party or in which she participates that is entered into or material amendment in connection with the appointment of Ms. Anderson to the Board or any grant or award to Ms. Anderson or modification thereto, under any such plan, contract, or arrangement in connection with any such event.
Item 9.01(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Amendment to Bylaws, dated January 16, 2009

10.1	Director Offer Letter to Mary S. Schott from Registrant, dated January 16, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Dated: January 20, 2009	By:	/s/ Ki Nam Ki Nam
Chief Executive Officer